Bacterin Announces Selection of

Executive Search Firm

BELGRADE, MT, April 26, 2013 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, today announced the selection of O’Hara Associates, Inc. of Deerfield, Illinois to assist in the recruitment of a Chief Executive Officer.

The recommendation to retain the firm was made by the Board’s Nominations and Corporate Governance Committee. “Our selection of O’Hara Associates was based on its expertise and history of locating senior executives for companies in the medical technology sector”, said Jon Wickwire, Director and Chairman of Corporate Governance and Nominating Committee for Bacterin International. “While we have already received a number of candidates, our goal will be to move through the selection process prudently and expeditiously so that we can focus on growing the business and developing the markets we serve.”

The Search Committee engaged in an extensive process that included the review of three proposals and numerous interviews with search consultants from around the country.

O’Hara Associates is headed by Dan O’Hara who brings more than 20 years of experience in executing retained search projects at the CEO level for various client organizations within the medical device, pharmaceutical, and Healthcare IT sectors.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

About O’Hara Associates, Inc.

Headquartered in Deerfield, Illinois, our experience spans more than 20 years in retained executive search consulting. Our client base includes large and mid-cap multinational, public and private enterprises, as well as a range of premier private equity and venture financed companies. For more information about our firm please visit us at: www.oharainc.com

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to launch beta and full product releases; the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

COCKRELL GROUP

Rich Cockrell

877.889.1972

investorrelations@thecockrellgroup.com

cockrellgroup.com